Exhibit 10.3
October 15, 2010
Mr. Donald P. Bunnell
Re: Extension of Employment Agreement
Dear Don:
This letter relates to your employment agreement with us dated July 14, 2006, as amended on August 13, 2009. The employment period, as specified in paragraph 1 of your employment agreement, expired on August 31, 2010. By execution of this letter, you acknowledge and agree that the employment period in your employment agreement shall be extended to August 31, 2011. This letter does not affect any other terms of your employment agreement. If you have any questions regarding this matter, please let me know.

SYNTHESIS ENERGY SYSTEMS, INC.
/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

ACKNOWLEDGED AND AGREED
as of October 15, 2010

/s/ Donald P. Bunnell Donald P. Bunnell